Exhibit 5.1

April 5, 2006

Lincoln National Corporation
1500 Market Street, Suite 3900
Philadelphia, Pennsylvania 19102

Gentlemen:

I have acted as counsel to Lincoln National Corporation, an Indiana corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the offer and sale of up to 595,000 shares of the Company's common stock, without par value ("Common Stock") under the Jefferson-Pilot Corporation Non-Employee Directors’ Stock Incentive Plans (the "Plans"). Terms defined in the Registration Statement and not otherwise defined herein are used with the meanings as so defined.

In so acting, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth. I have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications stated herein, I am of the opinion that the Common Stock issuable pursuant to the Registration Statement and the Plans will be, when issued in accordance with the terms of the Plans, validly issued, fully paid and nonassessable.

The opinion herein is limited to the corporate laws of the State of Indiana, and I express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

I consent to the use of this opinion as an exhibit to the Registration Statement. I also consent to any and all references to myself in the joint proxy statement/prospectus which is part of said Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Dennis L. Schoff
Dennis L. Schoff
Senior Vice President and
General Counsel